Exhibit 99.1

Press Release

RLJ Lodging Trust Reports Second Quarter 2013 Results

- Second quarter Pro forma RevPAR increased 8.7%

- Second quarter Pro forma Hotel EBITDA Margin increased 124 basis points

Bethesda, MD, August 6, 2013 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2013.

Second Quarter Highlights

•                  Pro forma RevPAR increased 8.7%, Pro forma ADR increased 6.3% and Pro forma Occupancy increased 2.3%

•                  Pro forma Hotel EBITDA Margin increased 124 basis points to 37.5%

•                  Pro forma Consolidated Hotel EBITDA increased 12.6% to $99.5 million

•                  Adjusted FFO increased 34.1% to $74.8 million

•                  Acquired two hotels for a total investment of $104.8 million in key gateway markets

•                  Declared a cash dividend of $0.205 per share for the quarter

“Our industry-leading results this quarter once again demonstrate the strength of our well-diversified portfolio and effective asset management,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “We remain committed to maximizing shareholder value through selective acquisitions in high-barrier markets, value-add renovations, and conservative balance sheet management.  As the economy continues to improve, we believe that our various value-enhancing strategies will continue to position us to deliver outsized growth.”

Financial and Operating Results

Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are pro forma. The prefix “pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude non-comparable hotels that were not open for operation or closed for renovations for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the three months ended June 30, 2013, increased 8.7% over the comparable period in 2012, driven by an increase in Pro forma ADR of 6.3% and an increase in Pro forma Occupancy of 2.3%. Among the Company’s top six markets, the best performers in the quarter were Houston and Austin which experienced RevPAR growth of 14.8% and 14.3%, respectively. For the six months ended June 30, 2013, Pro forma RevPAR increased 9.8% over the comparable period in 2012, driven by an increase in Pro forma ADR of 6.6% and an increase in Pro forma Occupancy of 2.9%.

Pro forma Hotel EBITDA Margin for the three months ended June 30, 2013, increased 124 basis points over the comparable period in 2012 to 37.5%. For the six months ended June 30, 2013, Pro forma Hotel EBITDA Margin increased 134 basis points over the comparable period in 2012 to 34.8%.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels. For the three months ended June 30, 2013, Pro forma Consolidated Hotel EBITDA increased $11.1 million to $99.5 million, representing a 12.6% increase over the comparable period in 2012. For the six months ended June 30, 2013, Pro forma Consolidated Hotel EBITDA increased $21.5 million to $171.1 million, representing a 14.4% increase over the comparable period in 2012.

Adjusted EBITDA for the three months ended June 30, 2013, increased $15.8 million to $92.1 million, representing a 20.8% increase over the comparable period in 2012. For the six months ended June 30, 2013, Adjusted EBITDA increased $28.0 million to $153.4 million, representing an increase of 22.4% over the comparable period in 2012.

Adjusted FFO for the three months ended June 30, 2013, increased $19.0 million to $74.8 million, representing a 34.1% increase over the comparable period in 2012. For the six months ended June 30, 2013, Adjusted FFO increased $34.5 million to $118.8 million, representing a 41.0% increase over the comparable period in 2012. Adjusted FFO per diluted share and unit for the three and six months ended June 30, 2013, was $0.61 and $1.03, respectively, based on the Company’s diluted weighted-average common shares and units outstanding of 123.2 million and 115.8 million for each period, respectively.

Net income attributable to common shareholders for the three months ended June 30, 2013, was $40.5 million, compared to $18.9 million in the comparable period in 2012. For the six months ended June 30, 2013, net income attributable to common shareholders was $49.0 million, compared to $12.4 million in the comparable period in 2012. The results for both the three and six months ended June 30, 2013, include a $2.4 million gain on extinguishment of debt related to the disposition of one hotel.

Net cash flow from operating activities for the six months ended June 30, 2013, totaled $99.7 million compared to $58.2 million for the comparable period in 2012.

Acquisitions/Dispositions

During the three months ended June 30, 2013, the Company acquired two assets in major gateway markets that exhibit attractive demand and supply fundamentals: the 399-room Courtyard by Marriott Waikiki Beach in Honolulu, HI, and the 150-room Vantaggio Suites Cosmo in San Francisco, CA.

On June 17, 2013, the Company acquired the long-term leasehold interest in the 399-room Courtyard by Marriott Waikiki Beach for a purchase price of $75.3 million, or approximately $189,000 per key. The purchase price represents a forward capitalization rate of approximately 7.8% based on the hotel’s projected 2014 net operating income.

On June 21, 2013, the Company acquired the 150-room Vantaggio Suites Cosmo in San Francisco, CA, for a purchase price of $29.5 million, or approximately $197,000 per key. The hotel is currently closed for an extensive $13.0 million multi-phase conversion to a Courtyard by Marriott, which is expected to be completed by the end of 2014. The total investment, including capital expenditures, will represent a forward capitalization rate of approximately 7.8% based on the hotel’s projected 2015 net operating income.

During the quarter, the Company also disposed of one hotel.  On May 30, 2013, the Company transferred title of the SpringHill Suites Southfield to its lenders pursuant to a deed in lieu of foreclosure, a process that the Company initiated over 18 months ago.  The Company removed the hotel’s net assets and liabilities from its combined consolidated balance sheet and recorded a gain on extinguishment of debt of approximately $2.4 million to discontinued operations.

Balance Sheet and Capital Expenditures

As of June 30, 2013, the Company had $262.9 million of unrestricted cash on its balance sheet and $300.0 million available on its unsecured revolving credit facility. The Company had $1.4 billion of outstanding debt. The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period was 3.6 times.

In 2013, the Company plans to renovate 25 hotels for approximately $40.0 million to $45.0 million. The majority of these hotels are scheduled to be renovated in the fourth quarter.

Dividends

The Company’s Board of Trustees declared a cash dividend of $0.205 per common share of beneficial interest in the second quarter. The dividend was paid on July 15, 2013, to shareholders of record as of June 28, 2013.

2013 Outlook

Based on the Company’s recent acquisitions and second quarter performance, the Company is increasing its 2013 outlook. The outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2013 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. Pro forma operating statistics include results for periods prior to the Company’s ownership and therefore assume the hotels were owned since January 1, 2012.  Pro forma Consolidated Hotel EBITDA includes approximately $5.9 million of prior ownership Hotel EBITDA from hotel acquisitions made in the first six months of 2013 that is not included in the Company’s corporate Adjusted EBITDA or Adjusted FFO. For the full year 2013, the Company anticipates:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth (1)	6.5% to 8.0%	6.0% to 8.0%
Pro forma Hotel EBITDA Margin (1)	34.0% to 35.0%	34.0% to 35.0%
Pro forma Consolidated Hotel EBITDA	$328.0M to $348.0M	$320.0M to $340.0M
Corporate Cash General and Administrative expenses	$23.5M to $24.5M	$23.5M to $24.5M

(1) Results exclude two non-comparable hotels, the Hotel Indigo New Orleans Garden District and the Vantaggio Suites Cosmo in San Francisco. The Hotel Indigo New Orleans Garden District was closed for most of 2012 due to a conversion upgrade. The Vantaggio Suites Cosmo is closed for conversion to a Courtyard by Marriott.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on August 7, 2013, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 149 properties, comprised of 147 hotels with approximately 22,300 rooms and two planned hotel conversions, located in 22 states and the District of Columbia.

Forward Looking Statements

The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urge investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

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Additional Contacts:

Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7774

For additional information or to receive press releases via email, please visit our website:

http://rljlodgingtrust.com

RLJ Lodging Trust

Non-GAAP Definitions

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance.  FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)

The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance by excluding the effect of depreciation and amortization, gains or losses from sales for real estate, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes units of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or closed for renovations for comparable periods. Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes the results of non-comparable hotels which were not open for operation or closed for renovations during the comparable periods.

Adjustments to FFO and EBITDA

The Company adjusts FFO and EBITDA for certain additional items, such as transaction and pursuit costs, the amortization of share-based compensation, and certain other expenses that the Company considers outside the normal course of business.  The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, EBITDA and FFO, is beneficial to an investor’s understanding of its operating performance. The Company adjusts EBITDA and FFO for the following items, as applicable:

•                  Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•                  Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company.  In 2013 and 2012, the Company excluded the amortization of share based compensation.  In 2013, the Company excluded a non-cash gain on the extinguishment of debt related to the disposition of one hotel.  In 2012, the Company excluded a non-cash loss on disposal of furniture, fixtures, and equipment associated with assets under renovation.

•                  Other Non-operational Expenses: The Company excludes the effect of certain non-operational expenses because it believes they do not reflect the underlying performance of the Company. In 2013 and 2012, the Company excluded legal expenses it considered outside the normal course of business.

RLJ Lodging Trust

Combined Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	June 30,	December 31,
	2013	2012
	(unaudited)
Assets
Investment in hotel and other properties, net	$3,221,671	$3,073,483
Investment in loans	12,357	12,426
Cash and cash equivalents	262,897	115,861
Restricted cash reserves	65,088	64,787
Hotel and other receivables, net of allowance of $313 and $194, respectively	33,781	22,738
Deferred financing costs, net	9,619	11,131
Deferred income tax asset	2,381	2,206
Purchase deposits	7,233	9,910
Prepaid expense and other assets	38,822	33,843
Total Assets	$3,653,849	$3,346,385

Liabilities and Equity
Borrowings under revolving credit facility	$—	$16,000
Mortgage loans	985,558	997,651
Term loans	400,000	400,000
Accounts payable and accrued expense	81,114	87,575
Deferred income tax liability	4,041	4,064
Advance deposits and deferred revenue	11,832	8,508
Accrued interest	2,093	2,284
Distributions payable	26,111	22,392
Total Liabilities	1,510,749	1,538,474

Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively.	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 122,735,453 and 106,565,516 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively.	1,227	1,066
Additional paid-in-capital	2,173,483	1,841,449
Accumulated other comprehensive income	4,527	—
Distributions in excess of net earnings	(54,409)	(52,681)
Total shareholders’ equity	2,124,828	1,789,834

Noncontrolling interest
Noncontrolling interest in joint venture	6,921	6,766
Noncontrolling interest in Operating Partnership	11,351	11,311
Total noncontrolling interest	18,272	18,077
Total equity	2,143,100	1,807,911
Total liabilities and equity	$3,653,849	$3,346,385

RLJ Lodging Trust

Combined Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)
(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue
Operating revenue
Room revenue	$229,111	$194,396	$415,098	$352,587
Food and beverage revenue	25,113	22,402	48,343	41,906
Other operating department revenue	7,351	6,003	13,569	11,105
Total revenue	261,575	222,801	477,010	405,598
Expense
Operating expense
Room expense	47,271	40,841	90,541	77,640
Food and beverage expense	17,246	15,508	33,823	29,948
Management fee expense	9,398	7,621	16,800	13,910
Other operating expense	73,384	64,961	140,083	123,332
Total property operating expense	147,299	128,931	281,247	244,830
Depreciation and amortization	31,910	31,428	63,321	65,099
Property tax, insurance and other	16,574	12,439	31,327	25,052
General and administrative	9,083	7,478	17,894	14,737
Transaction and pursuit costs	1,255	2,795	2,344	2,814
Total operating expense	206,121	183,071	396,133	352,532
Operating income	55,454	39,730	80,877	53,066
Other income	91	106	170	190
Interest income	240	418	536	837
Interest expense	(16,874)	(20,373)	(33,838)	(40,484)
Loss on disposal	—	(634)	—	(634)
Income before income tax expense	38,911	19,247	47,745	12,975
Income tax expense	(345)	(281)	(571)	(875)
Income from continuing operations	38,566	18,966	47,174	12,100
Income (loss) from discontinued operations	2,415	53	2,391	(2)
Net income	40,981	19,019	49,565	12,098
Net (income) loss attributable to non-controlling interests
Noncontrolling interest in consolidated joint venture	(203)	38	(155)	408
Noncontrolling interest in common units of Operating Partnership	(268)	(172)	(407)	(134)
Net income attributable to common shareholders	$40,510	$18,885	$49,003	$12,372
Basic per common share data:
Net income per share attributable to common shareholders before discontinued operations	$0.31	$0.18	$0.41	$0.11
Discontinued operations	0.02	—	0.02	—
Net income per share attributable to common shareholders	$0.33	$0.18	$0.43	$0.11
Weighted-average number of common shares	121,520,253	105,388,743	114,208,435	105,360,778

Diluted per common share data:
Net income per share attributable to common shareholders before discontinued operations	$0.31	$0.18	$0.41	$0.11
Discontinued operations	0.02	—	0.02	—
Net income per share attributable to common shareholders	$0.33	$0.18	$0.43	$0.11
Weighted-average number of common shares	122,280,431	105,454,679	114,912,726	105,414,876

Note:

The Statement of Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust

Reconciliation of Net Income to Non-GAAP Measures

(Amounts in thousands, except per share data)

(Unaudited)

Funds From Operations (FFO)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income	$40,981	$19,019	$49,565	$12,098
Depreciation and amortization	31,910	31,428	63,321	65,099
Loss on disposal	—	634	—	634
Gain on extinguishment of indebtedness (1)	(2,425)	—	(2,425)	—
Noncontrolling interest in joint venture	(203)	38	(155)	408
Adjustments related to discontinued operations (2)	8	26	32	52
Adjustments related to joint venture (3)	(121)	(113)	(242)	(211)
FFO attributable to common shareholders	70,150	51,032	110,096	78,080
Transaction and pursuit costs	1,255	2,795	2,344	2,814
Amortization of share based compensation	3,334	1,754	6,348	3,213
Other expenses (4)	11	177	24	177
Adjusted FFO	$74,750	$55,758	$118,812	$84,284

Adjusted FFO per common share and unit-basic	$0.61	$0.52	$1.03	$0.79
Adjusted FFO per common share and unit-diluted	$0.61	$0.52	$1.03	$0.79

Basic weighted-average common shares and units outstanding (5)	122,414	106,283	115,102	106,255
Diluted weighted-average common shares and units outstanding (5)	123,174	106,349	115,807	106,309

Note:

(1)         Represents the gain on the transfer of title to the SpringHill Suites Southfield, Michigan, hotel to the lenders pursuant to a deed in lieu of foreclosure.  The gain is included in discontinued operations.

(2)         Includes depreciation and amortization expense from discontinued operations.

(3)         Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.

(4)         Includes less than $0.1 million for the three and six months ended June 30, 2013 and $0.2 million for the three and six months ended June 30, 2012, respectively, of legal expenses outside the normal course of operations.

(5)         Includes 0.9 million operating partnership units.

RLJ Lodging Trust

Reconciliation of Net Income to Non-GAAP Measures

(Amounts in thousands)

(Unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income	$40,981	$19,019	$49,565	$12,098
Depreciation and amortization	31,910	31,428	63,321	65,099
Interest expense, net (1)	16,868	20,363	33,825	40,462
Income tax expense	345	281	571	875
Noncontrolling interest in joint venture	(203)	38	(155)	408
Adjustments related to discontinued operations (2)	101	27	195	123
Adjustments related to joint venture (3)	(121)	(287)	(242)	(559)
EBITDA	89,881	70,869	147,080	118,506
Transaction and pursuit costs	1,255	2,795	2,344	2,814
Gain on extinguishment of indebtedness (4)	(2,425)	—	(2,425)	—
Loss on disposal	—	634	—	634
Amortization of share based compensation	3,334	1,754	6,348	3,213
Other expenses (5)	11	177	24	177
Adjusted EBITDA	$92,056	$76,229	$153,371	$125,344
General and administrative (6)	5,749	5,724	11,546	11,524
Other income/interest income	(326)	(515)	(694)	(1,006)
Corporate overhead allocated to properties	213	75	309	280
Operating results from discontinued operations	(92)	(79)	(162)	(122)
Apartment income	(189)	—	(232)	—
Operating results from noncontrolling interest in joint venture	324	249	396	151
Pro forma adjustments (7)	1,514	6,513	5,927	12,875
Non-cash amortization (8)	299	238	597	486
Pro forma Consolidated Hotel EBITDA	99,548	88,434	171,058	149,532
Non-comparable hotels (9)	(258)	96	(840)	144
Pro forma Hotel EBITDA	$99,290	$88,530	$170,218	$149,676

Note:

(1)  Excludes amounts attributable to investment in loans of $0.2 million and $0.5 million for the three and six months ended June 30, 2013, respectively and $0.4 million and $0.8 million for the three and six months ended June 30, 2012, respectively.

(2)  Includes depreciation, amortization and interest expense from discontinued operations.

(3)  Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in the joint venture.

(4)  Represents the gain on the transfer of title to the SpringHill Suites Southfield, Michigan, hotel to the lenders pursuant to a deed in lieu of foreclosure.  The gain is included in discontinued operations.

(5)  Includes less than $0.1 million for the three and six months ended June 30, 2013 and $0.2 million for the three and six months ended June 30, 2012, respectively, of legal expenses outside the normal course of operations.

(6)  General and administrative expenses exclude amortization of share based compensation, which is reflected in Adjusted EBITDA.

(7)  Reflects prior ownership results of recent acquisitions.

(8)  Non-cash amortization includes the amortization of deferred management and franchise fees.

(9)  Results primarily reflect the Hotel Indigo New Orleans Garden District which was closed most of 2012 due to a conversion upgrade.  It reopened in December 2012 and therefore the results have been excluded from 2013 and 2012.

RLJ Lodging Trust

Acquisitions

2013 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Purchase Price (1) ($ in millions)	% Interest
Courtyard Houston Downtown	Houston, TX	Mar 19, 2013	White Lodging Services	191	$34.4	100%
Residence Inn Houston Downtown	Houston, TX	Mar 19, 2013	White Lodging Services	171	29.5	100%
Humble Tower Apartments (2)	Houston, TX	Mar 19, 2013	The Sterling Group	82	15.6	100%
Courtyard Waikiki Beach	Honolulu, HI	Jun 17, 2013	Highgate Hotels	399	75.3	100%
Vantaggio Suites Cosmo (3)	San Francisco, CA	Jun 21, 2013	N/A	150	29.5	100%
Hilton Cabana Miami Beach (4)	Miami Beach, FL	N/A	N/A	N/A	71.6	100%
Total Acquisitions				993	$255.9

2012 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Purchase Price ($ in millions)	% Interest
Residence Inn Bethesda Downtown	Bethesda, MD	May 29, 2012	Marriott International	187	$64.5	100%
Courtyard New York Manhattan/Upper East Side	New York, NY	May 30, 2012	Highgate Hotels	226	82.0	100%
Hilton Garden Inn San Francisco/Oakland Bay Bridge	Emeryville, CA	Jun 11, 2012	Davidson Hotels & Resorts	278	36.2	100%
Embassy Suites Boston/Waltham	Waltham, MA	Nov 13, 2012	HEI Hotels and Resorts	275	64.5	100%
Total Acquisitions				966	$247.2

Note:

(1) Does not reflect credits received at closing.

(2) Conversion to a 166-room SpringHill Suites expected to be complete by mid-2015.

(3) This property is currently not open for operations.  Conversion to a 150-room Courtyard by Marriott expected to be complete by late 2014.

(4) On November 30, 2012, the Company signed a purchase and sale agreement to acquire upon completion the 231-room Hilton Cabana Miami Beach for a fixed purchase price of $71.6 million, or approximately $310,000 per key. The transaction is expected to close in the fourth quarter of 2013.  No management contract has been signed.

RLJ Lodging Trust

Pro forma Operating Statistics — Top 40 Assets

(Amounts in thousands, except rooms)

(Unaudited)

For the trailing twelve months ending June 30, 2013

Property	City/State	Rooms	Pro forma Consolidated Hotel EBITDA
DoubleTree Metropolitan	New York, NY	764	$20,837
Marriott Louisville Downtown	Louisville, KY	616	14,221
Hilton New York Fashion District	New York, NY	280	11,869
Hilton Garden Inn New York	New York, NY	298	11,780
Courtyard Waikiki Beach (1)	Honolulu, HI	399	9,136
Courtyard Austin Downtown	Austin, TX	270	9,032
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	7,638
Fairfield Inn Washington DC	Washington, DC	198	6,174
Embassy Suites Tampa Downtown	Tampa, FL	360	5,902
Courtyard Upper East Side	New York, NY	226	5,717
Renaissance Pittsburgh	Pittsburgh, PA	300	5,314
Embassy Suites Waltham	Waltham, MA	275	5,218
Marriott Denver South @ Park Meadow	Littleton, CO	279	4,811
Residence Inn Bethesda	Bethesda, MD	187	4,738
Homewood Suites Washington DC	Washington, DC	175	4,643
Marriott Denver International Airport	Aurora, CO	238	4,513
Residence Inn Austin Downtown	Austin, TX	179	4,413
Courtyard Houston Galleria	Houston, TX	190	4,071
Hilton Garden Inn Emeryville	Emeryville, CA	278	4,041
Residence Inn National Harbor	Oxon Hill, MD	162	4,018
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	3,990
Hilton Garden Inn Los Angeles Hollywood	Hollywood, CA	160	3,887
Renaissance Plantation	Plantation, FL	250	3,661
Renaissance Boulder Suites @ Flatiron	Broomfield, CO	232	3,628
Embassy Suites Downey	Downey, CA	219	3,545
Courtyard Houston Downtown	Houston, TX	191	3,497
Hampton Inn Garden City	Garden City, NY	143	3,393
Courtyard Charleston Historic District	Charleston, SC	176	3,315
Marriott Airport Austin South	Austin, TX	211	3,110
Residence Inn Houston Downtown	Houston, TX	171	3,060
Residence Inn Galleria	Houston, TX	146	3,041
Residence Inn Oakbrook	Oak Brook, IL	156	2,994
Hilton Garden Inn Bloomington	Bloomington, IN	168	2,860
Hilton Garden Inn Pittsburgh	Pittsburgh, PA	202	2,791
Residence Inn Downtown Louisville	Louisville, KY	140	2,702
Fairfield Inn & Suites Key West	Key West, FL	106	2,613
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,413
Hampton Inn Houston Galleria	Houston, TX	176	2,294
Marriott Midway	Chicago, IL	200	2,281
Embassy Suites West Palm Beach	West Palm Beach, FL	194	1,986

Top 40 Assets		9,662	209,147
Other (2)		12,632	125,237
Total Portfolio		22,294	$334,384

Note:

The information above has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.

(1) The trailing twelve months for the Courtyard Waikiki Beach do not include ground lease payments for periods prior to the Company’s ownership. The Company entered into a ground lease upon acquisition, with an annual ground rent amount of $3.5 million through 2016 and subject to CPI increases thereafter.

(2) Does not include hotels in discontinued operations, the Humble Tower Apartments, and the Vantaggio Suites Cosmo in San Francisco.

RLJ Lodging Trust

Pro forma Operating Statistics

(Unaudited)

For the three months ending June 30, 2013

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Top Markets	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q2
NYC	5	97.7%	90.0%	8.5%	$260.98	$253.33	3.0%	$254.86	$228.08	11.7%	16%
Chicago	21	78.8%	78.1%	0.9%	134.26	123.67	8.6%	105.81	96.60	9.5%	10%
Austin	17	78.3%	76.1%	2.9%	135.87	122.36	11.0%	106.40	93.11	14.3%	11%
Denver	15	75.2%	76.3%	(1.4)%	123.54	118.94	3.9%	92.89	90.73	2.4%	8%
Houston	8	77.2%	74.7%	3.4%	154.43	139.10	11.0%	119.29	103.92	14.8%	6%
DC	7	81.6%	84.3%	(3.2)%	185.57	172.39	7.6%	151.37	145.31	4.2%	8%
Other	73	77.1%	75.2%	2.5%	126.83	121.23	4.6%	97.78	91.14	7.3%	41%
Total	146	79.1%	77.3%	2.3%	$145.69	$137.07	6.3%	$115.21	$105.98	8.7%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Service Level	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q2
Focused Service	125	78.5%	77.4%	1.4%	$135.90	$127.17	6.9%	$106.65	$98.40	8.4%	69%
Compact Full Service	20	81.4%	77.8%	4.6%	169.26	162.13	4.4%	137.74	126.15	9.2%	26%
Full Service	1	75.8%	71.7%	5.7%	204.34	193.66	5.5%	154.98	138.93	11.6%	5%
Total	146	79.1%	77.3%	2.3%	$145.69	$137.07	6.3%	$115.21	$105.98	8.7%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Chain Scale	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q2
Upper Upscale Chains	17	79.1%	76.8%	3.0%	$159.94	$154.01	3.9%	$126.53	$118.29	7.0%	24%
Upscale Chains	101	80.1%	78.3%	2.4%	146.10	136.65	6.9%	117.07	106.94	9.5%	66%
Upper Midscale Chains	27	73.7%	73.4%	0.4%	124.70	116.23	7.3%	91.86	85.26	7.7%	10%
Midscale Chains	1	89.1%	85.1%	4.8%	68.72	68.49	0.3%	61.25	58.27	5.1%	0%
Total	146	79.1%	77.3%	2.3%	$145.69	$137.07	6.3%	$115.21	$105.98	8.7%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Flags	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q2
Courtyard	36	77.7%	74.9%	3.8%	$142.06	$132.56	7.2%	$110.42	$99.29	11.2%	23%
Residence Inn	35	80.8%	81.9%	(1.3)%	132.73	122.24	8.6%	107.25	100.08	7.2%	18%
Fairfield Inn	14	73.6%	76.4%	(3.6)%	127.06	116.10	9.4%	93.57	88.66	5.5%	5%
Springhill Suites	10	75.3%	74.0%	1.8%	107.44	103.43	3.9%	80.94	76.56	5.7%	4%
Hilton Garden Inn	10	81.6%	78.9%	3.4%	163.97	156.69	4.6%	133.78	123.67	8.2%	10%
Hampton Inn	9	75.1%	71.9%	4.3%	127.36	121.29	5.0%	95.60	87.25	9.6%	4%
Marriott	6	76.6%	72.8%	5.1%	159.03	148.68	7.0%	121.74	108.27	12.4%	11%
Hyatt House	6	82.7%	80.5%	2.7%	107.22	101.52	5.6%	88.65	81.70	8.5%	3%
Embassy Suites	6	81.0%	79.7%	1.6%	136.42	133.64	2.1%	110.46	106.47	3.7%	5%
Renaissance	3	75.2%	75.1%	0.2%	152.76	151.26	1.0%	114.91	113.61	1.1%	3%
Doubletree	2	92.6%	82.7%	11.9%	247.04	238.04	3.8%	228.75	196.89	16.2%	7%
Homewood Suites	2	78.2%	82.9%	(5.7)%	180.92	169.49	6.7%	141.53	140.59	0.7%	2%
Hilton	2	90.1%	86.7%	3.9%	238.09	233.27	2.1%	214.57	202.34	6.0%	4%
Other	5	74.2%	71.3%	4.1%	101.66	96.54	5.3%	75.46	68.81	9.7%	1%
Total	146	79.1%	77.3%	2.3%	$145.69	$137.07	6.3%	$115.21	$105.98	8.7%	100%

Note:

The information above includes results for periods prior to RLJ’s ownership. The information has not been audited and is presented only for comparison purposes.  Results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture. All results exclude hotels in discontinued operations, the Humble Tower Apartments, and two non-comparable hotels, the Hotel Indigo New Orleans Garden District and the Vantaggio Suites Cosmo in San Francisco. The Hotel Indigo New Orleans Garden District was closed for most of 2012 due to a conversion upgrade. The Vantaggio Suites Cosmo is closed for conversion to a Courtyard by Marriott.

RLJ Lodging Trust

Pro forma Operating Statistics

(Unaudited)

For the six months ending June 30, 2013

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Top Markets	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	YTD
NYC	5	96.4%	79.5%	21.3%	$224.42	$222.28	1.0%	$216.40	$176.64	22.5%	13%
Chicago	21	70.3%	70.3%	(0.0)%	125.63	115.78	8.5%	88.32	81.43	8.5%	8%
Austin	17	77.4%	75.5%	2.5%	143.34	131.36	9.1%	110.92	99.15	11.9%	13%
Denver	15	68.7%	69.6%	(1.3)%	120.40	115.95	3.8%	82.75	80.70	2.5%	8%
Houston	8	77.3%	73.9%	4.6%	149.71	134.82	11.0%	115.75	99.68	16.1%	7%
DC	7	71.8%	72.7%	(1.3)%	177.38	168.93	5.0%	127.34	122.82	3.7%	7%
Other	73	73.8%	72.6%	1.6%	127.15	121.07	5.0%	93.84	87.94	6.7%	44%
Total	146	75.1%	73.0%	2.9%	$141.46	$132.66	6.6%	$106.24	$96.79	9.8%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Service Level	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	YTD
Focused Service	125	74.2%	73.4%	1.0%	$133.53	$124.50	7.3%	$99.02	$91.41	8.3%	71%
Compact Full Service	20	78.6%	72.0%	9.2%	160.93	154.45	4.2%	126.53	111.16	13.8%	24%
Full Service	1	70.9%	69.2%	2.6%	182.34	173.06	5.4%	129.33	119.68	8.1%	5%
Total	146	75.1%	73.0%	2.9%	$141.46	$132.66	6.6%	$106.24	$96.79	9.8%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Chain Scale	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	YTD
Upper Upscale Chains	17	75.9%	74.3%	2.2%	$154.85	$149.24	3.8%	$117.60	$110.92	6.0%	24%
Upscale Chains	101	75.9%	73.2%	3.8%	141.37	131.53	7.5%	107.32	96.23	11.5%	65%
Upper Midscale Chains	27	69.7%	69.5%	0.3%	124.01	115.57	7.3%	86.45	80.29	7.7%	11%
Midscale Chains	1	82.3%	86.3%	(4.6)%	64.95	63.33	2.6%	53.44	54.62	(2.2)%	0%
Total	146	75.1%	73.0%	2.9%	$141.46	$132.66	6.6%	$106.24	$96.79	9.8%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Flags	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	YTD
Courtyard	36	73.5%	71.7%	2.5%	$139.34	$129.06	8.0%	$102.40	$92.56	10.6%	23%
Residence Inn	35	75.7%	76.2%	(0.7)%	131.07	122.62	6.9%	99.23	93.48	6.2%	18%
Fairfield Inn	14	69.4%	72.0%	(3.7)%	126.15	115.29	9.4%	87.51	83.05	5.4%	6%
Springhill Suites	10	70.4%	70.0%	0.5%	106.99	102.57	4.3%	75.30	71.81	4.9%	4%
Hilton Garden Inn	10	77.5%	75.0%	3.3%	158.33	147.61	7.3%	122.70	110.75	10.8%	10%
Hampton Inn	9	71.8%	68.7%	4.4%	126.62	119.17	6.3%	90.86	81.92	10.9%	4%
Marriott	6	71.5%	69.3%	3.1%	150.68	142.06	6.1%	107.68	98.48	9.3%	10%
Hyatt House	6	80.7%	78.2%	3.1%	106.92	100.97	5.9%	86.26	78.97	9.2%	3%
Embassy Suites	6	79.6%	78.7%	1.1%	143.94	139.95	2.9%	114.51	110.15	4.0%	7%
Renaissance	3	74.4%	72.7%	2.3%	147.76	148.98	(0.8)%	109.90	108.31	1.5%	4%
Doubletree	2	90.4%	61.9%	46.1%	213.21	219.20	(2.7)%	192.69	135.60	42.1%	5%
Homewood Suites	2	76.6%	79.6%	(3.7)%	171.36	162.99	5.1%	131.31	129.76	1.2%	2%
Hilton	2	85.3%	83.5%	2.2%	210.47	200.20	5.1%	179.55	167.11	7.4%	3%
Other	5	69.3%	68.2%	1.6%	100.86	97.06	3.9%	69.88	66.17	5.6%	1%
Total	146	75.1%	73.0%	2.9%	$141.46	$132.66	6.6%	$106.24	$96.79	9.8%	100%

Note:

The information above includes results for periods prior to RLJ’s ownership. The information has not been audited and is presented only for comparison purposes.  Results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture. All results exclude hotels in discontinued operations, the Humble Tower Apartments, and two non-comparable hotels, the Hotel Indigo New Orleans Garden District and the Vantaggio Suites Cosmo in San Francisco. The Hotel Indigo New Orleans Garden District was closed for most of 2012 due to a conversion upgrade. The Vantaggio Suites Cosmo is closed for conversion to a Courtyard by Marriott.